EXHIBIT 10.17

Employee ID: _________________
Start Date: ___________________
Hiring Manager: _______________

COVENANT NOT TO COMPETE
AND NON-DISCLOSURE AGREEMENT

PARTIES:

________________ (“EMPLOYEE”)

and

NIKE, Inc., and its parent, divisions, subsidiaries, affiliates, successors and assigns (“NIKE”):

RECITALS:

A.
This Covenant Not to Compete and Non-Disclosure Agreement is executed upon EMPLOYEE's bona fide advancement with NIKE and is a condition of such advancement. Employee acknowledges that he/she was informed in a written job offer at least two weeks before starting work in his/her new position that this Covenant Not to Compete and Non-Disclosure Agreement is required and is a condition of advancement.

B.
Over the course of EMPLOYEE's employment with NIKE, EMPLOYEE will be or has been exposed to and/or is in a position to develop confidential information peculiar to NIKE's business and not generally known to the public as defined below ("Protected Information"). It is anticipated that EMPLOYEE will continue to be exposed to Protected Information of greater sensitivity as EMPLOYEE advances in the company, and this Agreement will remain in effect in the event EMPLOYEE advances and until EMPLOYEE leaves the company or it is superseded by a new written agreement executed by the parties.

C.	The nature of NIKE's business is highly competitive, and disclosure of any Protected Information would result in severe damage to NIKE and be difficult to measure.

D.	NIKE makes use of its Protected Information throughout the world. Protected information of NIKE can be used to NIKE’s detriment anywhere in the world.

AGREEMENT:

In consideration of the foregoing, and the terms and conditions set forth below, the parties agree as follows:

1.	Covenant Not to Compete

(a)
Competition Restriction. During EMPLOYEE’s employment at NIKE, under the terms of any employment contract or otherwise, and for one (1) year thereafter (the "Restriction Period"), EMPLOYEE will not directly or indirectly own, manage, control or participate in the ownership, management or control of, or be employed by, consult for or be connected in any manner with, any business engaged anywhere in the world in the athletic footwear, athletic apparel or sports equipment, sports electronics/technology and sports accessories business, or any other business that directly competes with NIKE or any of its parent, subsidiaries or affiliated corporations (a "Competitor"). This provision is subject to NIKE's option to waive all or any portion of the Restriction Period as more specifically provided below.

(b)
Extension of Time. In the event EMPLOYEE breaches this covenant not to compete, the Restriction Period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The Restriction Period shall continue upon the effective date of any such settlement, judicial or other resolution. NIKE shall not be obligated to pay EMPLOYEE the additional compensation described in paragraph 1.1 below during any period of time in which this Agreement is tolled due to EMPLOYEE's breach. In the event EMPLOYEE receives such additional compensation after any such breach, EMPLOYEE must immediately reimburse NIKE in the amount of all such compensation upon the receipt of a written request by NIKE.

(c)
Waiver of Non-Compete. NIKE has the option, in its sole discretion, to elect to waive all or a portion of the Restriction Period or to limit the definition of Competitor by giving EMPLOYEE seven (7) days' prior notice of such election. In the event all or a portion of the Restriction Period is waived or the definition of Competitor is limited, NIKE shall not be obligated to pay EMPLOYEE for any period of time as to which the covenant not to compete has been waived.

(d)
Additional Consideration. As additional consideration for the covenant not to compete described above, should NIKE terminate EMPLOYEE's employment without cause and elect to enforce the non-competition agreement, while the Restriction Period is in effect, NIKE shall pay EMPLOYEE a monthly payment equal to one hundred percent (100%) of EMPLOYEE's last monthly base salary. Except where prohibited by law, if NIKE terminates EMPLOYEE for "cause," no additional consideration will be owed to EMPLOYEE under this Agreement, and the covenant not to compete will remain enforceable. For purposes of this Agreement only, "cause" shall mean (i) insubordination, (ii) acts of dishonesty, (iii) involvement in illegal activities where such involvement in illegal activities violates NIKE policies, places NIKE at risk or has or could damage NIKE's reputation in the community or any of its related or subsidiary companies, (iv) violation of NIKE's anti-harassment or anti-discrimination policy or (v) gross neglect of EMPLOYEE'S duties or willful misconduct that, in either case, results in economic harm to NIKE or harm to NIKE's reputation. Nothing in this paragraph or Agreement alters the employment-at-will relationship between NIKE and EMPLOYEE.

If EMPLOYEE voluntarily terminates employment and NIKE elects to enforce the non-competition agreement, while the Restriction Period is in effect, NIKE shall pay EMPLOYEE a monthly payment equal to the greater of fifty percent (50%) of EMPLOYEE's last monthly base salary or the equivalent of one-twelfth (1/12) of fifty percent of the median family income for a four-person family in the state where EMPLOYEE resides, as determined by the U.S. Census Bureau for the most recent year available at the time of EMPLOYEE's termination. The first payment to EMPLOYEE of additional consideration shall follow on the last business day of the month after NIKE's election to enforce the non-competition agreement. Subsequent payments during the Restriction Period shall be payable monthly on the last business day of the month in accordance with NIKE's payroll practices.

(e)
Withholding and Offset. NIKE reserves the right to withhold from Additional Consideration payable to EMPLOYEE all federal, state and local taxes as shall be required, as well as any other amounts authorized or required by NIKE policy. NIKE reserves the right, exercisable in its sole discretion, to reduce the amount of Additional Consideration by amounts that EMPLOYEE owes NIKE, including but not limited to any payments due to NIKE in accordance with the NIKE Tax Equalization Policy if EMPLOYEE is employed as a transferee during his or her employment with NIKE. Employee agrees that notwithstanding the amount of any withholding and/or offset, even in an amount that reduces payments of Additional Consideration to zero dollars ($0.00), the covenant not to compete will remain enforceable. To the extent withholding or offset does not extinguish amounts that EMPLOYEE owes to NIKE, EMPLOYEE remains obligated for the balance of the amounts owed.

2.
Subsequent Employer. EMPLOYEE agrees to notify NIKE at the time of separation of employment of the name of EMPLOYEE's new employer, if known. EMPLOYEE further agrees to disclose to NIKE the name of any subsequent employer during the Restriction Period, wherever located and regardless of whether such employer is a competitor of NIKE.

3.	Non-Disclosure Agreement

(a)
Protected Information Defined. "Protected Information" shall mean all proprietary information, in whatever form and format, of NIKE and all information provided to NIKE by third parties that NIKE is obligated to keep confidential. EMPLOYEE agrees that any and all information to which EMPLOYEE has access concerning NIKE projects and internal NIKE information is Protected Information, whether in verbal form, machine-readable form, written or other tangible form, and whether designated as confidential or unmarked. Without limiting the foregoing, Protected Information includes trade secrets and competitively sensitive business or professional information (regardless of whether such information constitutes a trade secret) relating to NIKE's research and development activities, its intellectual property and the filing or pendency of patent applications, confidential techniques, methods, styles, designs, design concepts and ideas, customer and vendor lists, contract factory lists, pricing information, manufacturing plans, business and marketing plans or strategy, product development plans, product launch plans, financial information, sales information, methods of operation, manufacturing processes and methods, products and personnel information.

(b)
Excluded Information. Notwithstanding paragraph 3(a), Protected Information excludes any information that is or becomes part of the public domain through no act or failure to act on the part of EMPLOYEE. Specifically, EMPLOYEE shall be permitted to retain as part of his or her personal portfolio copies of EMPLOYEE's original artwork and designs, provided EMPLOYEE presents those personal portfolio copies to his or her supervisor for review and approval and provided the artwork or designs have become part of the public domain. In any dispute between the parties with respect to this exclusion, the burden of proof will be on EMPLOYEE, and such proof will be by clear and convincing evidence.

(c)
Employee's Obligations. During the period of employment by NIKE and for a period of two (2) years thereafter, EMPLOYEE will hold in confidence and protect all Protected Information and will not, at any time, directly or indirectly, use any Protected Information for any purpose outside the scope of EMPLOYEE's employment with NIKE or disclose any Protected Information to any third person or organization without the prior written consent of NIKE. Specifically, but not by way of limitation, EMPLOYEE will not ever copy, transmit, reproduce, summarize, quote, publish or make any commercial or other use whatsoever of any Protected Information without the prior written consent of NIKE. EMPLOYEE will also take reasonable security precautions and such other actions as may be necessary to ensure that there is no use or disclosure, intentional or inadvertent, of Protected Information in violation of this Agreement.

4.	Return of Protected Information. At the request of NIKE at any time, and in any event, upon termination of employment, EMPLOYEE shall immediately return to NIKE all Protected

Information in whatever form, including tapes, notebooks, drawings, digital files or other media containing Protected Information, and all copies thereof, then in EMPLOYEE's possession or under EMPLOYEE's control.

5.
Unauthorized Use. During the period of employment with NIKE and thereafter, EMPLOYEE will notify NIKE immediately if EMPLOYEE becomes aware of the unauthorized possession, use or knowledge of any Protected Information by any person employed or not employed by NIKE at the time of such possession, use or knowledge. EMPLOYEE will cooperate with NIKE in the investigation of any such incident and will cooperate with NIKE in any litigation with third parties deemed necessary by NIKE to protect the Protected Information. NIKE shall provide reasonable reimbursement to EMPLOYEE for each hour so engaged, and that amount shall not be diminished by operation of any payment under paragraph 1(d) of this Agreement.

6.
Non-Solicitation/Non-Recruitment. During the term of this Agreement and for a period of one (1) year thereafter, EMPLOYEE will not directly or indirectly solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for himself or any other company or business organization any NIKE employee, whether or not such employee is a full-time employee or temporary employee and whether or not such employment is pursuant to a written agreement or is at will or any independent contractor working for NIKE.

7.
Accounting of Profits. EMPLOYEE agrees that, if EMPLOYEE should violate any term of this Agreement, NIKE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that EMPLOYEE directly or indirectly has realized and/or may realize as a result of or in connection with any such violation (including the return of any additional consideration paid by NIKE pursuant to paragraph 1(d) above). Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which NIKE may be entitled at law or in equity.

8.	General Provisions.

(a)	Survival. This Agreement shall continue in effect after the termination of EMPLOYEE's employment, regardless of the reason for termination.

(b)
Waiver. No waiver, amendment, modification or cancellation of any term or condition of this Agreement will be effective unless executed in writing by both parties. No written waiver will excuse the performance of any act other than the act or acts specifically referred to therein.

(c)
Severability. Each provision herein will be treated as a separate and independent clause, and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions in this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

(d)
Applicable Law/Jurisdiction. This Agreement, and EMPLOYEE's employment hereunder, shall be construed according to the laws of the state of Oregon. EMPLOYEE further hereby submits to the jurisdiction of, and agrees that exclusive jurisdiction over and venue for, any action or proceeding arising out of or relating to this Agreement shall lie in the state and federal courts located in Oregon.

NIKE, Inc.

__________________________	_____________________________

Signature	Signature

___________________________	_____________________________

Name	Name

_________________	_____________________________

Date	Title

_____________________________
Date